Exhibit 99.1

New York Mortgage Trust Announces Pricing of
Public Offering of Common Stock

NEW YORK, NY – May 25, 2012 - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT” or the “Company”) announced today that it priced an underwritten registered public offering of 2,750,000 shares of common stock at a public offering price of $6.65 per share.  NYMT also granted the underwriters an option to purchase up to an additional 412,500 shares of common stock to cover over-allotments, if any.  The offering is subject to customary closing conditions and is expected to close on May 31, 2012.  Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS), is serving as sole bookrunning manager for the offering.  Aegis Capital Corp., Maxim Group LLC and National Securities Corporation are serving as co-managers.

NYMT expects to use the net proceeds of this offering to acquire certain of the Company’s targeted assets, including commercial mortgage-backed securities collateralized by multi-family loans (“multi-family CMBS”) and Agency residential mortgage-backed securities (“RMBS”). The Company may also use net proceeds for general working capital purposes, including the repayment of indebtedness.

A registration statement related to the securities was declared effective by the Securities and Exchange Commission.  The offering of NYMT’s common stock will be made only by means of a prospectus supplement and accompanying prospectus, copies of which, when available, may be obtained by contacting Ladenburg Thalmann & Co. Inc., 520 Madison Avenue, Ninth Floor, New York, NY 10022, or by telephone at (212) 409-2000.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the offered shares or any other securities, nor shall there be any sale of such shares or other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or other jurisdiction.

About New York Mortgage Trust
New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). The Company invests in mortgage-related and financial assets and targets multi-family CMBS and Agency RMBS, including Agency RMBS consisting of adjustable-rate and hybrid adjustable-rate RMBS and Agency IOs consisting of interest only and inverse interest only RMBS that represent the right to the interest component of the cash flow from a pool of mortgage loans.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. The Company’s actual results may differ from its beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "expect," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. No assurance can be given that the offering discussed above will be completed on the terms described or at all, or that the net proceeds of the offering will be used as indicated. Completion of the offering on the terms described, and the application of the net proceeds of the offering, are subject to numerous possible events, factors and conditions, many of which are beyond the control of the Company and not all of which are known to the Company, including, without limitation, market conditions and those described under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, all of which can be accessed at the SEC's website (www.sec.gov). All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. We undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For Further Information

AT THE COMPANY
Steven R. Mumma,
Chief Executive Officer and President
Phone:  212-792-0109
Email: smumma@nymtrust.com